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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 28, 2006
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                                 SMARTPROS LTD.
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             (Exact name of Registrant as specified in its charter)


           Delaware                     001-32300               13-4100476
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 (State or other jurisdiction          (Commission            (IRS Employer
       of incorporation)               File Number)         Identification No.)



                 12 Skyline Drive
                Hawthorne, New York                               10532
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      (Address Of Principal Executive Office)                   (Zip Code)


        Registrant's telephone number, including area code (914) 345-2620
                                                           --------------






Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 2.01.  COMPLETION OF ACQUISITION OF ASSETS

        (a) On February 28, 2006, SmartPros Ltd, a Delaware corporation ("SmartPros") completed the acquisition of Skye Multimedia, Inc. ("Skye"). Skye merged with and into Skye Acquisition Company, Inc., a wholly-owned subsidiary of SmartPros formed for the purpose of the merger.

        (b) The assets acquired include accounts receivable, existing contracts, course content, and intellectual property rights.

        (c) The shareholders of Skye were Seth and Susan Elizabeth Oberman. There was no pre-existing relationship between SmartPros or any of its affiliates and Mr. Oberman. However, as part of the transaction, Mr. Oberman was hired by SmartPros as the president of its new Skye Multimedia subsidiary.

        (d) At the closing, SmartPros paid a total of $465,658 in cash. In addition, at closing Skye had $35,074 of liabilities. The cash portion of the purchase price was paid out of SmartPros' company funds. In addition, under the merger agreement, the purchaser shall pay the seller, within 90 days from December 31, 2008, up to $1.2 million as additional purchase price (the "Earn-out Amount"), calculated as follows: First, the purchaser's earnings before interest and taxes for the period beginning March 1, 2006 and ending December 31, 2008 shall be divided by 34. Next, that quotient shall be multiplied by 36. That product is then reduced by an amount equal to a 5% annualized return on the net capital contributed by SmartPros to the purchaser over the 34-month period beginning March 1, 2006. Net capital includes the purchase price (as adjusted) and any other amounts advanced by SmartPros to the purchaser for working capital prior to December 31, 2008 reduced by any amounts distributed by the purchaser to SmartPros during such period. In no event shall the result obtained by virtue of the above calculation exceed $1.4 million. Finally, such amount is further reduced by an amount equal to the sum of (a) $200,000 and (b) any uncollected receivables included in the transaction. The Earn-out Amount is payable at least 50% in cash and the balance in cash and/or shares of restricted common stock of SmartPros so long as such shares are listed on the New York Stock Exchange, the American Stock exchange or the Nasdaq National Market and SmartPros has timely filed all periodic reports it is required to file under the Securities Exchange Act of 1934 for the two consecutive years immediately prior to the issuance of such stock. Any stock issued in partial payment of the Earn-out Amount shall be valued at the average closing price of such stock on the principal market on which it trades over the first twenty trading days following December 31, 2008.


ITEM 8.01:  OTHER EVENTS.

         On March 1, 2006, SmartPros issued a press release, a copy of which is attached as Exhibit 99.1.

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ITEM 9.01:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits:

EXHIBIT
NUMBER                                          DESCRIPTION
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10.1                          Asset Purchase Agreement(1)

99.1                          Press release dated March 1, 2006

(1) Filed on February 21, 2006, as Exhibit 10.1 to SmartPros' Current Report on Form 8-K and incorporated herein by reference.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                SmartPros Ltd.

Dated:  March 7, 2006                           By:    /s/ Allen S. Greene
                                                    ----------------------------
                                                    Allen S. Greene,
                                                    Chief Executive Officer

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